SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

JEFFERSONVILLE BANCORP

(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 482-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events and Required FD Disclosure

     Jeffersonville Bancorp (the “Company”) announced on May 14, 2003 that its Board of Directors has declared a three-for-one stock split and quarterly dividend. The Company issued a press release on May 14, 2003 describing the stock split and the quarterly dividend and providing additional information about the Company. The press release is filed as Exhibit 99.1 to this report.

Item 7.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Description

99.1	Press release, dated May 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)

/s/ Raymond Walter Raymond Walter President and Chief Executive Officer

Date: May 14, 2003

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated May 14, 2003.